Exhibit 99.5

TENDER FOR

ALL OUTSTANDING

8.25% SENIOR NOTES DUE JUNE 1, 2019

IN EXCHANGE FOR

8.25% SENIOR NOTES DUE JUNE 1, 2019

OF

BAKERCORP INTERNATIONAL, INC.

To Registered Holders:

We are enclosing herewith the material listed below relating to the offer (the “Exchange Offer”) by BakerCorp International, Inc. (the “Company”) to exchange up to $240,000,000 principal amount of its 8.25% Senior Notes due June 1, 2019 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $240,000,000 principal amount of its issued and outstanding 8.25% Senior Notes due June 1, 2019 (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus, dated                     , 2012, and the related Letter of Transmittal.

Enclosed herewith are copies of the following documents:

1.	Prospectus dated , 2012;

2.	Letter of Transmittal;

3.	Notice of Guaranteed Delivery;

4.	Instruction to Registered Holder from Beneficial Owner; and

5.	Letter which may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such clients’ instruction with regard to the Exchange Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2012, UNLESS EXTENDED.

The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

Pursuant to the Letter of Transmittal, by tendering, each holder of Outstanding Notes represents to the Company that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (ii) at the time of the commencement of the Exchange Offer neither the holder of Outstanding Notes nor, to the knowledge of such holder, any such other person receiving Exchange Notes from such holder is engaged in or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes to be issued in the Exchange Offer in violation of the provisions of the Securities Act, (iii) neither the holder nor, to the knowledge of such holder, any such other person receiving Exchange Notes from such holder is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act and (iv) if the holder or such other person is a broker-dealer that holds Notes that were acquired for its own account as a result of market-making or other trading activities (other than Notes acquired directly from the Company or any of its affiliates), such holder or other person will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by it in the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of the Outstanding Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent for the Exchange Offer) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. Holders who tender their Outstanding Notes for Exchange Notes will not be obligated to pay any transfer taxes in connection with the exchange, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, Wells Fargo Bank, National Association, in the manner set forth below.

Wells Fargo Bank, N.A.

MAC-N9303-121

Corporate Trust Operations

Sixth Street & Marquette Avenue

Minneapolis, MN 55479

Confirm by Telephone: (800) 344-5128

Delivery by Facsimile: (612) 667-6282

Very truly yours,

BakerCorp International, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.